EXHIBIT 99.2

For Immediate Release

August 23, 2016

For Further Information Contact:

John F Stapleton | 480-440-1449

El Capitan Precious Metals Prepares for Annual Shareholder Meeting

with News and Updates to Shareholders

Scottsdale, Arizona – El Capitan Precious Metals, Inc., (OTC/QB: ECPN) through its transfer agent, disseminated the following letter from Chief Executive Officer and Board Chairman John F. Stapleton to its shareholders today. As previously announced, the Company Shareholders’ Meeting will be held on September 28, 2016 at The Inn of the Mountain Gods in Ruidoso, New Mexico.

Dear El Capitan Precious Metals Shareholder:

It is a pleasure to report on our mining consortium’s progress, successes, and the status of our negotiations with a major international buyer.

This year is already a record-setting year for El Capitan Precious Metals, Inc. The Company has mined and performed primary crushing of more than 100,000 tons of head ore producing precious metals concentrates for processing. The same concentrates have successfully been further crushed and refined into 88-90% pure precious metals which when completely processed by a refinery yields 99% pure precious metals.

This successful recovery of precious metals from El Capitan concentrates has been demonstrated to several international buyers. The Company is now in late-stage contracting with one of these buyers for the purchase of concentrates over the next 12 months, FOB the mine, at a purchase price of more than $180 million. This contract is expected to be fully executed in less than 60 days.

Subsequent to the development of the replicable and scalable recovery method, management has been communicating with several prospects. These include major mining companies who are interested in joint venture and / or acquisition. Our management team has already demonstrated recovery from our concentrates to some of these groups and several have visited the mine site while others are making arrangements to do so. The achievement of these milestones is the result of excellent teamwork and great sacrifices on the part of our team.

Management has not taken salaries for almost 2 years and has been able to delay payment to our attorneys and other consultants so that the Company had the monies it needed to fund the critical mining tasks that have been required to deliver the best possible presentation of the value of the El Capitan mine to potential buyers. The funds from the stock that has been sold has been used exclusively to fund the achievements described. In addition, the ECPN board members have not taken any compensation for nearly two years.

Here is what your Management Team is doing to accomplish our collective goals and get us across the finish line:

• We have reorganized our team to be transaction focused. I will continue as Chairman and assume the Chief Executive Officer role to focus on closing the deals in front of us. I will work in close support of our mining manager who is leading the mining and recovery operations. Arly Richau, our Counsel, will drive contracting, Steve Antol, as Chief Financial Officer, will ensure compliance, in financial reporting and SEC filings. Each of us clearly understands our operating mission and the role we need to play to close the transactions we have pursued so diligently.

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• We are relying on a talented board of directors. Chuck Mottley will become President, Emeritus. He will retain his seat on the board and continue to contribute by promoting the company through his extensive mining-industry contacts. Clyde Smith, PhD, the geology expert on this property, will support us with his expertise and knowledge of the property derived from his work on the original and the updated 43-101. Tim Gay offers years of experience in the world of large equity transactions and corporate governance. Our newest director, Danny Martinez, has worked with our New Mexico-based counsel and has experience in dealing with leased and patented land. Our current El Capitan board offers a level of expertise we have long needed and this experienced team will prove invaluable in closing the anticipated transactions.

• We are actively engaged in demonstrations and negotiations with multiple prospects with the goal of enhancing the value and profitability of El Capitan—via the sale of precious metals concentrates.

You, too, have an important role to play as shareholders. I am speaking to those shareholders who have stood by this Company through thick and thin, as well as those who have joined us more recently. All of us want to realize the financial reward we anticipated from this venture. Management needs your support as we work through the deal phase of creating our liquidity.

By re-electing the current slate of Directors, we can retain the momentum and forward progress that you have seen in recent months and not a step will be lost in closing the transactions in front of us. In the very near term, over the next few months, the Company will not only demonstrate positive cash flow, but will also build the financial underpinnings of a company with significant value.

There are individuals who plan to run against the current team of Directors. These people have no experience with mining or mining companies, nor do they have any metallurgical or geological experience or education. They have had no experience in dealing with the regulators such as MSHA, BLM, or the Forest Service, nor do they have any knowledge or experience with mining leases and conversions. What they do have is a lot of time on the forums making complaints and spreading divisiveness, hardly qualifications to serve on the Board of Directors and contribute to the significant transactions we anticipate in the weeks and months ahead.

The current Management has spent several years developing the relationships necessary to bring the El Capitan mine to its current state of achievement. Best case scenario, if these challengers are elected, they will set the Company’s plan for success back at least a couple of years. Worst case scenario, and most probably, if they were elected, they will destroy the company entirely.

Every El Capitan shareholder needs to analyze the history of the challengers. They have never offered a suggestion or any assistance in their years as shareholders. They have only sat back and criticized. These are not qualifications for election—or service to their fellow shareholders.

The Management of the Company strongly urges every shareholder to vote to elect the current Board Members who have been carefully vetted and selected for their knowledge and experience to carry out specific roles over the next few months in the Company’s critical path to achieving our plan for success. To do otherwise, will only significantly increase your risk of failing to monetize your El Capitan shares.

El Capitan Precious Metals, Inc.

Chairman & Chief Executive Officer

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About El Capitan Precious Metals, Inc.:

El Capitan Precious Metals, Inc. is a mining company based in Scottsdale, Arizona that is principally engaged in the mining of precious metals and other minerals. The Company’s primary asset is its wholly owned subsidiary El Capitan, Ltd., an Arizona corporation, which holds the 100% equity interest in the El Capitan property located near Capitan, New Mexico. www.elcapitanpmi.com

Forward-Looking Safe Harbor Statement:

The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the expected completion, timing and results of metallurgical testing, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, pre-feasibility and feasibility studies and expectations with respect to the engaging in strategic transactions. All of such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Specifically, there can be no assurance regarding the timing and terms of any transaction involving the Company or its El Capitan property, or that such a transaction will be completed at all. In addition, there can be no assurance that periodic updates to the Company’s geological technical reports will support the Company’s prior claims regarding the metallurgical value and make-up of the ore on the New Mexico property. Additional risks and uncertainties affecting the Company include, but are not limited to, the possibility that future exploration, development, testing or mining results will not be consistent with past results and/or the Company’s expectations; discrepancies between different types of testing methods, some or all of which may not be industry standard; the ability to mine precious and other minerals on a cost effective basis; the Company’s ability to successfully complete contracts for the sale of its products; fluctuations in world market prices for the Company’s products; the Company’s ability to obtain and maintain regulatory approvals; the Company’s ability to obtain financing for continued operations and/or the commencement of mining activities on satisfactory terms; the Company’s ability to enter into and meet all the conditions to consummate contracts to sell its mining properties that it chooses to list for sale; and other risks and uncertainties described in the Company’s filings from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

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